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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated August 19, 1998 appearing on page F-2 of Craftmade International, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Fort Worth, Texas

January 19, 1999